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                                                                    Exhibit 99.2



                               EXCHANGE AGREEMENT



         This EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of May 9, 2002, by and among DT Industries, Inc., a Delaware corporation (the "Company"), DT Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), Stephen J. Perkins, John M. Casper and Gregory D. Wilson, as the regular trustees of the Trust (the "Regular Trustees"), The Bank of New York, a New York banking corporation, as Debenture Trustee (as hereinafter defined), as Guarantee Trustee (as hereinafter defined), and as property trustee of the Trust pursuant to the Amended and Restated Declaration of Trust (as hereinafter defined) (the "Property Trustee"), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee of the Trust (the "Delaware Trustee", together with the Property Trustee, Debenture Trustee, Guarantee Trustee and Regular Trustees, the "Trustees"), and each of the investors listed on attached Schedule A (including any transferees of the Preferred Securities (as hereinafter defined) in accordance with Section 21 hereof, the "Investors"). All defined terms may be located by reference to the Glossary attached as Schedule B.


         WHEREAS, the Trust and the Company, as sponsor of the Trust, issued and sold to the Investors, an aggregate of 1,400,000 of its 7.16% Convertible Preferred Securities (liquidation preference $50 per Convertible Preferred Security) (the "Preferred Securities") pursuant to that certain Preferred Securities Purchase Agreement, dated June 12, 1997 (the "Original Preferred Securities Purchase Agreement") and issued and sold to the Company, an aggregate of 43,300 of its 7.16% Convertible Common Securities (liquidation preference $50 per Convertible Common Security) (the "Common Securities") pursuant to that certain Common Securities Purchase Agreement, dated June 12, 1997 (the "Common Securities Purchase Agreement"), each representing undivided beneficial ownership interests in the assets of the Trust, and guaranteed by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a preferred securities guarantee agreement and a common securities guarantee agreement (collectively, the "Guarantee Agreements") between the Company and The Bank of New York, as trustee (the "Guarantee Trustee");

         WHEREAS, the proceeds of the sale by the Trust of the Preferred Securities to the Investors and the proceeds of the sale by the Trust of the Common Securities to the Company were invested in 7.16% Convertible Junior Subordinated Deferrable Interest Debentures Due 2012 (the "Convertible Debentures") of the Company issued pursuant to an Indenture dated June 1, 1997 (as supplemented to date, the "Indenture") between the Company and The Bank of New York, as trustee (the "Debenture Trustee") which Convertible Debentures are the sole asset of the Trust;

         WHEREAS, the Preferred Securities are effectively convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock");

         WHEREAS, the Company and its bank group have agreed to amend the Company's senior credit facility that currently expires on July 2, 2002 (as amended to date, the "Credit Facility") to, among other things, extend the Credit Facility's maturity date to July 2, 2004,

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reduce the Company's total commitment under the Credit Facility, modify the applicable interest rate and modify various financial covenants in the Credit Facility;

         WHEREAS, in connection with the Company's refinancing of the Credit Facility, the Company and certain purchasers have agreed to the sale and purchase of an aggregate of 7,000,000 shares of Common Stock at a price of $3.20 per share for an aggregate cash investment of $22,400,000, pursuant to the Share Purchase Agreement (as hereinafter defined) between the Company and such purchasers; and

         WHEREAS, a condition to the consummation of the Company's refinancing of the Credit Facility and the sale and purchase of Common Stock pursuant to the Share Purchase Agreement is that the Company and the holders of the Preferred Securities agree to restructure the Preferred Securities (and the related Convertible Debentures held by the Property Trustee) so that, among other things, 700,000 of the outstanding Preferred Securities are converted into or otherwise exchanged for 4,375,000 shares of Common Stock and the $15,085,254 in accrued but unpaid Distributions (as such term is defined in the Amended and Restated Declaration of Trust, dated as of June 1, 1997, between the Company and the trustees named therein (as amended to date, the "Amended and Restated Declaration of Trust")) on the Preferred Securities as of March 31, 2002 are converted into or otherwise exchanged for 1,885,658 shares of Common Stock (such 6,260,658 shares of Common Stock to be received by the Investors pursuant to the foregoing exchanges shall be collectively referred to herein as the "TIDES Equity"), the implied conversion price of the 700,000 of outstanding Preferred Securities that will remain outstanding and be held by the Investors upon the consummation of the transactions contemplated hereby (the "Remaining Preferred Securities") and $43,300 of Common Securities that will continue to be held by the Company (the "Remaining Common Securities") (and the related Convertible Debentures held by the Property Trustee) is lowered to $14.00 per share, Distributions on the Remaining Preferred Securities and the Remaining Common Securities do not accrue after March 31, 2002 until July 2, 2004, and the maturity date of the Remaining Preferred Securities and the Remaining Common Securities is accelerated to May 31, 2008, all pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. EXCHANGE OF PREFERRED SECURITIES FOR COMMON STOCK. Subject to the terms and conditions set forth in this Agreement, the following transactions shall occur in the order set forth below but with simultaneous effect, effective at Closing:

                  (a) Each Investor shall transfer, convey and deliver to the Property Trustee, and the Property Trustee shall accept, all of such Investor's right, title and interest in its pro rata portion of the 700,000 of the Preferred Securities being converted into or otherwise exchanged for shares of Common Stock pursuant to the terms hereof (the "Exchanged Preferred"), as set forth opposite each such Investor's name on attached Schedule A, free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind.


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                  (b) In exchange for the Exchanged Preferred transferred to the
         Property Trustee pursuant to Section 1(a) hereof, effective at Closing, the Property Trustee shall be deemed to have transferred to each Investor its corresponding pro rata portion of $35,000,000 in aggregate principal amount of Convertible Debentures held by the Property Trustee (the "Exchanged Debentures") and immediately thereafter, exchange such pro rata portion of the Exchanged Debentures, on behalf of such Investor, for shares of Common Stock to be issued by the Company at an exchange rate of 6.25 shares of Common Stock for each $50.00 in principal amount of Exchanged Debentures (equivalent to an effective exchange price of $8.00 per share of Common Stock) as further described in Section 5 below.

                  (c) The transactions described in Sections 1(a) and (b) are collectively referred to as the "Preferred Securities Exchange". Upon consummation of the Preferred Securities Exchange, the Company will have issued to each Investor a number of shares of Common Stock equal to the quotient obtained when the aggregate stated principal amount of the Exchanged Debentures being converted into or otherwise exchanged for Common Stock by each such Investor is divided by $8.00, as set forth opposite each such Investor's name on attached Schedule A.

         2. EXCHANGE OF ACCRUED DISTRIBUTIONS FOR COMMON STOCK. Subject to the terms and conditions set forth in this Agreement, the following transactions shall occur in the order set forth below but with simultaneous effect, effective at Closing:

                  (a) Each Investor shall transfer, convey and assign to the Property Trustee all of its right, title and interest in and to its pro rata share of the accrued and unpaid Distributions on the total amount of outstanding Preferred Securities through and including March 31, 2002 held by such Investor (the "PIK Distributions"), and the Property Trustee shall cancel such accrued and unpaid PIK Distributions, the amount of which for each Investor is set forth opposite each such Investor's name on attached Schedule A; and immediately upon cancellation of the PIK Distributions, the Property Trustee, on behalf of the Investors and the Trust, shall transfer, convey and assign to the Company all of their and its respective rights, title and interest in and to the accrued and unpaid interest on $70,000,000 in aggregate principal amount of the Convertible Debentures through and including March 31, 2002 held by the Property Trustee (the "PIK Interest"), free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind, and the Company shall cancel such accrued and unpaid PIK Interest.

                  (b) In exchange for the assignment by each Investor of its right, title and interest in its pro rata share of the PIK Distributions to the Property Trustee and the cancellation of such PIK Distributions by the Property Trustee and the assignment by the Property Trustee, on behalf of each Investor and the Trust, of the PIK Interest to the Company, and the cancellation of such PIK Interest, effective at Closing, the Company shall issue to such Investor shares of Common Stock at an exchange price of $8.00 per share of Common Stock (the "PIK Exchange", together with the Preferred Securities Exchange, the "Exchange"). Upon the effectiveness of the Exchange, each of the Investors shall be deemed to have waived all of its right, title and interest in and to its pro


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         rata share of the accrued and unpaid Distributions with respect to the
         Exchanged Preferred and each of the Property Trustee, the Investors and the Trust shall be deemed to have waived all of their right, title and interest in and to the interest with respect to the Exchanged Debentures, in each case, on or after April 1, 2002 through and including the Closing Date. Upon consummation of the PIK Exchange, each Investor will be issued such number of shares of Common Stock set forth opposite such Investor's name on attached Schedule A.

                  (c) Subject to the terms and conditions set forth in this Agreement, effective at Closing, the Company shall transfer, convey and assign to the Property Trustee the Company's and Trust's right, title and interest in and to all accrued and unpaid Distributions on the total amount of outstanding Common Securities through and including March 31, 2002 held by the Company, and the Property Trustee shall cancel such accrued and unpaid Distributions, and immediately upon cancellation of such Distributions, the Property Trustee, on behalf of the Company and the Trust, shall transfer, convey and assign to the Company all of their right, title and interest in and to all accrued and unpaid interest on $2,165,000 in aggregate principal amount of the Convertible Debentures through and including March 31, 2002 held by the Property Trustee, and the Company shall cancel such accrued and unpaid interest.

         3. AMENDING TERMS OF PREFERRED AND COMMON SECURITIES.

                  (a) Immediately following the consummation of the Exchange,
         (i) the terms of the Remaining Preferred Securities and the Remaining Common Securities shall be amended pursuant to the Amendment to the Amended and Restated Declaration of Trust substantially in the form attached hereto as Exhibit A; (ii) in connection therewith, the terms of the $37,165,000 in principal amount of Convertible Debentures that will remain outstanding and held by the Property Trustee shall be amended pursuant to the First Supplemental Indenture to the Indenture substantially in the form attached hereto as Exhibit B; and (iii) the Guarantee Agreements shall be amended and re-confirmed by the Company pursuant to the Amendment and Confirmation to the Guarantee Agreements, each substantially in the form attached hereto as Exhibit C (collectively with the documents referenced in clauses (i) and (ii) of this Section 3(a), the "Amendments"). Upon the execution and effectiveness of the Amendments, each of the Investors and the Company shall be deemed to have waived its right, title and interest in and to its pro rata share of the accrued and unpaid Distributions with respect to the Remaining Preferred Securities and the Remaining Common Securities, as the case may be, and each of the Property Trustee, the Investors, the Company and the Trust shall be deemed to have waived their respective right, title and interest in and to the interest accruing upon the Convertible Debentures on and after April 1, 2002 through and including the Closing Date.

                  (b) Concurrent with the effectiveness of the Amendments, (i) a revised certificate representing the Remaining Preferred Securities with the amended terms will be issued by the Trust and deposited, on behalf of the Investors, with the Property Trustee, as custodian for DTC (as hereinafter defined) and registered in the name of DTC or its nominee; (ii) a revised certificate representing the Remaining Common Securities


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         with the amended terms will be issued by the Trust and delivered to the
         Company; and (iii) a revised certificate representing $37,165,000 in outstanding principal amount of Convertible Debentures with the amended terms will be issued by the Company to the Property Trustee (collectively, the "Revised Certificates").

         4. WAIVER AND CONSENT. Each of the Company, in its capacity as sponsor of the Trust and in its capacity as holder of all outstanding Common Securities of the Trust, the Regular Trustees, the Property Trustee, the Delaware Trustee and the Investors, which constitute all of the parties to the Amended and Restated Declaration of Trust, agrees that, to the extent any provisions of this Agreement are inconsistent with any provisions of the Amended and Restated Declaration of Trust, the provisions of the Amended and Restated Declaration of Trust are deemed amended on the Closing Date to conform to the provisions of this Agreement. Each of the Company, the Debenture Trustee, the Property Trustee, as the record owner of the Convertible Debentures, the Trust and the Investors, agrees that, to the extent any provisions of this Agreement are inconsistent with any provisions of the Indenture, the provisions of the Indenture are deemed amended on the Closing Date to conform to the provisions of this Agreement. In connection with the execution of this Agreement and the Amendments, each of the parties hereto, to the extent applicable, hereby approves, consents to and authorizes each of the amendments to the Amended and Restated Declaration of Trust, the Indenture and the Guarantee Agreements contemplated or effected by the Transaction Documents (including this Agreement) and hereby approves, consents to and authorizes all actions necessary for the execution of this Agreement, the Amendments and all other Transaction Documents, including, without limitation, authorizing and directing the Debenture Trustee to accept and rely upon the opinion of tax counsel and the opinion of counsel being delivered pursuant to this Agreement for its execution of the First Supplemental Indenture to the Indenture delivered in connection herewith, and authorizing and directing each of the other applicable Trustees to execute the other Amendments on its behalf. Without limiting the generality of the foregoing, each of the parties hereto agrees and acknowledges that it will be deemed to have waived at Closing (a) any of its approval, consent and/or notice rights and/or rights to additional satisfaction (if any), and (b) any inconsistency with or default under the provisions of the Amended and Restated Declaration of Trust arising under, or triggered by, this Agreement or any other Transaction Document or the transactions contemplated or effected hereby or thereby or consummated pursuant hereto or thereto. Each such party further agrees that the Trust is to execute this Agreement for the purpose of becoming a party hereto and agreeing to perform its obligations and duties hereunder.

         5. THE CLOSING.

                  (a) The consummation of the transactions contemplated hereby (the "Closing") shall occur at the offices of Katten Muchin Zavis Rosenman, counsel to the Company, at 245 Park Avenue, 39th Floor, New York, New York at 9:00 a.m. local time on the date the conditions to the Closing set forth in Sections 5(c), (d) and (e) are satisfied or waived or such other time and date as may be agreed by the parties (the "Closing Date").

                  (b) At the Closing, each of the Investors shall direct in writing the Property Trustee, as its agent, to (i) instruct The Depository Trust Company ("DTC") to reduce the amount of outstanding Preferred Securities electronically registered with DTC by the


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         amount of the Exchanged Preferred (the "DTC Reduction"), and to modify the terms of the Remaining Preferred Securities registered electronically with DTC to reflect the terms of the Revised Certificate representing the Remaining Preferred Securities issued pursuant to
         Section 3(b) hereof; and (ii) surrender to the Trust the certificates representing the Exchanged Preferred, on behalf of each such Investor, duly endorsed or assigned in blank; and each Investor shall deliver to the Property Trustee an assignment of its PIK Distribution; and immediately thereafter, the Property Trustee will (and will be directed by the Investors to) surrender the Exchanged Debentures and assign the PIK Interest, on behalf of the Trust and each Investor, to the Company; and upon receipt by the Company of such Exchanged Debentures and the PIK Interest, the Company shall authorize its transfer agent to issue to each Investor one or more stock certificates (the "Stock Certificates") registered in the name of such Investor or its custodial designee representing the number of shares of Common Stock to be issued to such Investor upon consummation of the Preferred Securities Exchange and the PIK Exchange with fractional shares from each of the Preferred Securities Exchange and the PIK Exchange combined and rounded to the nearest whole share (as set forth opposite such Investor's name on Schedule A). Immediately following the consummation of the Preferred Securities Exchange and the PIK Exchange, the Trust and the Company, as the case may be, will issue the Revised Certificate as contemplated by
         Section 3(b) hereof.

                  (c) The respective obligations of the Company, the Trust and the Investors to complete the transaction contemplated hereby at the Closing shall be subject to the satisfaction of the following conditions:

                           (i) the consummation of the Exchange and the
                  execution of the Amendments shall be approved and duly authorized by the Company's Board of Directors (the "Board");

                           (ii) the concurrent consummation of the amendment of
                  the Credit Facility in accordance with the Twelfth Amendment to the Fourth Amended and Restated Credit Facilities Agreement substantially in the form attached hereto as Exhibit D (the "Amended Loan Agreement");

                           (iii) the concurrent consummation of the sale and
                  purchase of shares of Common Stock pursuant to the Share Purchase Agreement substantially in the form attached hereto as Exhibit E (the "Share Purchase Agreement"); and

                           (iv) the issuance of the TIDES Equity shall have been
                  approved by the requisite vote of the Company's stockholders entitled to vote thereon.

                  (d) The Company's and the Trust's obligation to complete the Exchange and to execute the Amendments at the Closing shall be subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by the Company and the Trust:


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                           (i) receipt by the Trust of the certificate(s)
                  representing the Exchanged Preferred and evidence of the DTC Reduction and the receipt by the Company of the Exchanged Debentures;

                           (ii) receipt by the Trust of any instrument of
                  assignment that may be necessary to assign and transfer the PIK Distribution to the Trust and the PIK Interest to the Company;

                           (iii) the accuracy in all material respects of the
                  representations and warranties made by the Investors herein as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date) and the fulfillment in all material respects of those undertakings of the Investors herein to be fulfilled on or before the Closing;

                           (iv) As contemplated by Section 5(b), the Investors
                  shall have delivered to the Property Trustee the letter or other written instrument instructing DTC to take the requisite actions to effect the transactions contemplated hereby, substantially in the form attached hereto as Exhibit F;

                           (v) the Investors shall have taken all actions
                  reasonably necessary to effect the execution of the Amendments; and

                           (vi) Completion and delivery by the Investors to the
                  Company of the questionnaires referred to in Section 7(e) below.

                  (e) The Investors' obligations to complete the Exchange and to direct the Trustees to execute the Amendments shall be subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by an Investor with respect to such Investor's obligation:

                           (i) the representations and warranties made by the
                  Company and the Trust in this Agreement shall be accurate in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date) and the undertakings of the Company and the Trustees hereby shall have been fulfilled in all material respects on or before the Closing;

                           (ii) the Company shall have delivered to the
                  Investors a certificate executed by the President and the Chief Financial or Accounting Officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Investors, to the effect that the representations and warranties of the Company and the Trust set forth in Section 6 hereof are true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date) and that the Company and the Trust have each complied in all material respects with all the agreements and satisfied all the


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                  conditions in this Agreement on its part to be performed or satisfied on or before the Closing Date;

                           (iii) the Debenture Trustee shall have obtained an
                  opinion of tax counsel to the effect that for United States federal income tax purposes the Trust will not be classified as other than a grantor trust on account of the execution of the First Supplemental Indenture to the Indenture in substantially the form attached hereto as Exhibit G;

                           (iv) the Company shall have delivered to the
                  Investors (A) a legal opinion of its General Counsel in substantially the form attached hereto as Exhibit H; (B) a legal opinion of Katten Muchin Zavis Rosenman in substantially the form attached hereto as Exhibit I; and (C) a legal opinion of Morris, Nichols, Arsht and Tunnell, as special Delaware counsel to the Trust, in substantially the form attached hereto as Exhibit J;

                           (v) the Company shall have, prior to the Closing,
                  filed with the Nasdaq National Market a Nasdaq Notification for the Listing of Additional Shares covering the shares of TIDES Equity;

                           (vi) the Company shall have tendered delivery of the
                  shares of TIDES Equity being issued to the Investors pursuant to this Agreement, including without limitation, by having delivered an irrevocable letter (in form and substance satisfactory to the Investors and their counsel) to its transfer agent directing the transfer agent to deliver such shares of TIDES Equity to the Investors at Closing; and

                           (vii) the Company shall have paid the reasonable fees
                  and disbursements of special counsel for the Investors referred to in Section 8(f) to the extent reflected in a statement of such counsel rendered to the Company at the Closing, a good faith estimate of which statement shall be rendered to the Company at least two business days before the Closing Date.

         6. REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE COMPANY. Except as set forth on the Schedule of Exceptions attached hereto as Exhibit K, each of the Trust and the Company jointly and severally represents and warrants to, and agrees with, the Investors that as of the date hereof and as of Closing:

                  (a) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware with the power and authority to own property and conduct its business as described in the Amended and Restated Declaration of Trust and has conducted and will conduct no business other than the transactions contemplated by the Original Preferred Securities Purchase Agreement, the Common Securities Purchase Agreement, the Debenture Purchase Agreement, dated June 12, 1997, between the Company and the Trust (the "Debenture Purchase Agreement"), the Registration Rights Agreement, dated June 12, 1997, among the Company, the Trust and the several purchasers named therein (the

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         "Registration Rights Agreement"), the Placement Agreement, dated June
         12, 1997, among the Trust, the Company and Credit Suisse First Boston (the "Placement Agreement"), this Agreement and the Amended and Restated Declaration of Trust; the Trust is not a party to or bound by any agreement or instrument other than the Original Preferred Securities Purchase Agreement, the Common Securities Purchase Agreement, the Debenture Purchase Agreement, the Registration Rights Agreement, the Placement Agreement, this Agreement and the agreements and instruments contemplated by the Amended and Restated Declaration of Trust; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by the Original Preferred Securities Purchase Agreement, the Common Securities Purchase Agreement, the Debenture Purchase Agreement, the Registration Rights Agreement, the Placement Agreement, this Agreement and the Amended and Restated Declaration of Trust; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

                  (b) Each of the Company and its Subsidiaries (as hereinafter defined) (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of the jurisdiction of its incorporation; (ii) has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and, with respect to the Company, to enter into and perform its obligations under this Agreement and each of the other Transaction Documents (the term "Transaction Documents" shall mean this Agreement, the Amendments, the Amended Loan Agreement, the Share Purchase Agreement and any other agreement, document, certificate or filing delivered or executed in connection with any of the aforementioned agreements or the transactions contemplated hereby or thereby); and (iii) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not, singly or in the aggregate, have a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries, taken as a whole. For purposes of this Agreement, "Subsidiaries" shall mean the controlled subsidiaries of the Company, excluding the Trust.

                  (c) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,500,000 shares of preferred stock, par value $0.01 per share. As of the date of this Agreement, the issued and outstanding capital stock of the Company consists of 10,387,274 shares of Common Stock, each of which includes the right to purchase Series A Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred") upon the terms and conditions set forth in the Rights Agreement, dated as of August 18, 1997, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as amended (the "Rights Agreement"). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of, or are not otherwise subject to, any preemptive or other similar rights. The Company has reserved an aggregate of 1,600,000 shares of Common Stock for issuance upon the exercise of stock options granted or available for future grant, and for the issuance of restricted shares and performance stock awards, under the Company's 1994 Employee Stock Option Plan, as amended, 1994 Directors Non-Qualified Stock Option Plan and

         1996 Long Term Incentive Plan, as amended. The Company has reserved 350,000 shares of Series A Preferred for issuance upon exercise of the preferred stock purchase rights pursuant to the Rights Agreement. The Company has reserved 2,500,000 shares of Common Stock for issuance upon conversion of the Remaining Preferred Securities (and the related $35,000,000 in aggregate principal amount of Convertible Debentures that will remain outstanding and held by the Property Trustee) after the consummation of the Exchange. Immediately after the consummation of the transactions contemplated by the Transaction Documents, (i) the issued and outstanding capital stock of the Company will consist of 23,647,932 shares of Common Stock, and (ii) other than as contemplated by clause (i) of this sentence, all of the other representations set forth in this Section 6(c) will remain true, complete and not materially misleading in any respect. Except for the adjustments made to the Preferred Securities and the Convertible Debentures pursuant to this Agreement, no adjustment has previously been made (or should have been made) nor will any adjustment be required to be made as a result of the Company's issuance of the shares of TIDES Equity pursuant to the terms of this Agreement or the issuance of any other equity securities of the Company being issued pursuant to or in connection with the consummation of the transactions contemplated by the Transaction Documents to the rate of conversion or exchange of any Derivative Securities of the Company (by reason of any "anti-dilution" provisions or agreements or otherwise). For purposes of this Agreement, "Derivative Securities" means (i) all shares of stock and other securities that are convertible into or exchange for shares of Common Stock, and (ii) all options, warrants, and other rights to acquire shares of Common Stock or any class of stock or other security or securities convertible into or exchangeable for shares of Common Stock or any class of stock or other security. As of the date of this Agreement, the issued and outstanding capital stock of the Trust consists of 1,400,000 Preferred Securities and 43,300 Common Securities. The Investors, collectively, own all of the issued and outstanding Preferred Securities of the Trust and the Company owns all of the issued and outstanding Common Securities of the Trust. Other than for the Preferred Securities held by the Investors and the Common Securities held by the Company, the Trust has not issued, nor are there outstanding, nor is the Trust obligated to grant, enter into or issue, any (i) Preferred Securities or Common Securities, (ii) subscriptions, options, warrants, calls commitments, or agreements of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any Preferred Securities, Common Securities or any other equity securities or interests, or (iii) other securities convertible into, exchangeable for, or representing the right to subscribe for, purchase or otherwise acquire any Preferred Securities, Common Securities or any of its other equity securities or interests.

                  (d) Other than as set forth in Section 6(c), there are no, nor upon consummation of the transactions contemplated by the Transaction Documents, will there be, nor is or will the Company be bound by, nor is or will the Company be obligated to grant or enter into, any outstanding subscriptions, options, warrants, calls, commitments, or agreements of any character calling for it to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Common Stock, Derivative Securities or other shares of its capital stock or any other equity security.

                  (e) The shares of TIDES Equity have been duly authorized for issuance to the Investors pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against the surrender to the Trust of the Exchanged Preferred and the PIK Distributions and the corresponding DTC Reduction, and the surrender to the Company of the Exchanged Debentures and the PIK Interest, will be validly issued, fully paid and nonassessable and free and clear of all preemptive and other purchase rights, pledges, liens and encumbrances, other than any that have been granted by an Investor. The Stock Certificates evidencing the shares of Common Stock are in due and proper form under Delaware law. The issuance of the shares of Common Stock is not subject to preemptive or other similar rights.

                  (f) Each of the Transaction Documents has been duly authorized by all necessary corporate action on the part of the Company, subject to the approval by the stockholders of the Company (which approval will in any event have been obtained prior to the Closing) of the issuance and sale of shares of Common Stock by the Company pursuant to the Share Purchase Agreement and the issuance of shares of TIDES Equity by the Company pursuant to this Agreement; and, assuming proper authorization by the Investors and the other signatories to each of the Transaction Documents, each of the Transaction Documents is validly executed and delivered by the Company and/or the Trustees party thereto, and constitute valid and legally binding obligations of the Company and the respective Trustee party thereto, enforceable in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law); the Convertible Debentures are entitled to the benefits of the Indenture and upon execution of the First Supplemental Indenture to the Indenture will be entitled to the benefits of such First Supplemental Indenture; and the Amendments will conform in all material respects to the form of each such document attached hereto as an exhibit.

                  (g) The Remaining Preferred Securities will be exchangeable for Convertible Debentures in accordance with the Amended and Restated Declaration of Trust, which Convertible Debentures will be convertible into the shares of Common Stock; when issued upon such conversion, such shares of Common Stock will be validly issued, fully paid and nonassessable and no other class of Common Stock will be outstanding or authorized as of such date; and the stockholders of the Company have no preemptive rights with respect to the Remaining Preferred Securities, the Convertible Debentures or the shares of Common Stock issuable upon such conversion.

                  (h) Assuming the accuracy of the representations and warranties of the Investors set forth in Section 6 of this Agreement, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the shares of TIDES Equity will have been issued in compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws, and the rules and regulations under any thereof.

                  (i) The consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement (including, without limitation, after giving effect to the amendments, waivers and consents provided in Section 4 hereof, the Amended and Restated Declaration of Trust, the Indenture, the Convertible Debentures, the Guarantee Agreements, and all other agreements and obligations of the Company filed, referenced as having been filed, or required to be filed with the Commission in and/or as an exhibit to any of the Company Documents) or instrument to which the Trust and/or the Property Trustee is a party or by which the Trust and/or the Property Trustee is bound or to which any of the property or assets of the Trust and/or the Property Trustee is subject, nor will such action result in any violation of the provisions of, after giving effect to the amendments, waivers and consents provided in Section 4 hereof, the Amended and Restated Declaration of Trust or any statute or any material order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust and/or the Property Trustee or any of their respective properties, except for such conflicts, breaches, defaults or violations that would not have a material adverse effect on the business, financial conditions or results of operations of the Trust taken as a whole (a "Trust Material Adverse Effect").

                  (j) The compliance by the Company, the Trust and the Trustees as may be parties thereto with all of the provisions of this Agreement and the other Transaction Documents to which any of them is a party, the issuance of the shares of TIDES Equity pursuant to the terms hereof and of shares of Common Stock upon conversion of the Convertible Debentures pursuant to the terms of the Indenture, the execution, delivery and performance by the Company, the Trust and the Trustees as may be parties thereto of the Amendments and the other Transaction Documents to which any of them is a party and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with, result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Company, the Trust or any of the Company's Subsidiaries or any Trustees as may be parties thereto pursuant to the terms of, or constitute a default under, any material agreement (including, without limitation, after giving effect to the amendments, waivers and consents provided in Section 4 hereof, the Amended and Restated Declaration of Trust, the Indenture, the Convertible Debentures, the Guarantee Agreements, and all other agreements and obligations of the Company filed, referenced as having been filed, or required to be filed with the Commission in and/or as an exhibit to any of the Company Documents), indenture or instrument, or
         (ii) result in a violation of the organizational documents of the Company, the Trust or any of the Company's Subsidiaries or any Trustees as may be parties thereto or any material order, rule or regulation of any court or governmental agency having jurisdiction over the Company, any of the Trustees as may be parties thereto, any of its Subsidiaries or their respective properties, except for such conflicts, liens, charges, encumbrances, defaults or violations that would not have a material adverse effect on the business, financial conditions or results of operations of the Company and its Subsidiaries taken as a whole (a "Company Material Adverse Effect"), or (iii) in and of itself, cause an Investor to become an Acquiring Person as such term is defined in the Rights Agreement.

                  (k) Neither the Trust, the Company nor any of the Company's Subsidiaries is in violation of its organizational documents or in default under any agreement, indenture, mortgage, lease, note or instrument, which violation or default would have a Company Material Adverse Effect or a Trust Material Adverse Effect.

                  (l) The Trust and each of the Trustees a party thereto has full power and authority to execute, deliver and perform this Agreement and the Amendments to which it is a party.

                  (m) The Property Trustee has good and valid title to all the Convertible Debentures and the PIK Interest for the benefit of the holders of the Preferred Securities and Common Securities, free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by the Trust.

                  (n) There is no material litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against the Trust, the Trustees (solely in their capacity as trustee of the Trust), the Company or any of the Company's Subsidiaries which may reasonably be expected to result in any Company Material Adverse Effect.

                  (o) The consolidated financial statements included (as exhibits or otherwise) in the Company Documents (as defined below) present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations for the periods specified, subject, in the case of unaudited interim financial statements, to normal year-end adjustments. Except as otherwise stated in such Company Documents, such consolidated financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and any supporting schedules included with the consolidated financial statements present fairly the information stated in the financial statements. Except as otherwise indicated in such Company Documents, the financial data regarding the Company and its Subsidiaries set forth in the Company Documents were prepared on an accounting basis consistent with such consolidated financial statements.

                  (p) Since June 24, 2001, except as described in the Company Documents, no Company Material Adverse Effect has occurred.

                  (q) Both the Trust and the Company at all times have consistently treated the holders of Preferred Securities as the owners of the Convertible Debentures and the PIK Interest for federal income tax purposes pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code"), and to the best of the knowledge of each of the Trust and the Company, such treatment is correct.

                  (r) The Company, the Trust and the Company's Subsidiaries have filed all tax returns required to be filed, which returns are true and correct in all material respects, and neither the Company, the Trust nor any of the Company's Subsidiaries is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency. Neither the Company nor any of its Subsidiaries has any liability for taxes of any individual or entity (other than the Company or a Subsidiary) under Treasury Regulations
         Section 1.1502-6 or any similar provision of law, as a transferee or successor, by contract, or otherwise. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897 of the Code at any time during the past five years.

                  (s) Neither the Trust nor the Company is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended from time to time, or any successor legislation (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and each of the Trust and the Company is not and, after giving effect to the transactions contemplated hereby, will not be an "investment company" as defined in the Investment Company Act.

                  (t) Assuming the accuracy of Investors' representations and warranties in Section 6, the exchange and issuance of TIDES Equity in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act.

                  (u) All offers and sales of capital stock of the Company and the Trust during the past five years were at all relevant times registered under, or exempt from the registration requirements of, the Securities Act and were registered under, or subject to an available exemption from the registration requirements of, the applicable state securities or Blue Sky laws.

                  (v) The Company is subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (w) The Company and its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such certificates or permits will not individually or in the aggregate have a Company Material Adverse Effect; and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Company Material Adverse Effect.

                  (x) Except as disclosed in the Company Documents and except for statutory liens for sums not yet due or which are being contested in good faith in appropriate proceedings, the Company and its Subsidiaries have good and valid title to all properties owned by them, which are material in the business of the Company, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a

         Company Material Adverse Effect; and except as disclosed in the Company Documents or as will not have a Company Material Adverse Effect, the Company and its Subsidiaries hold any leased real or personal property under valid and, to the best of the Company's knowledge, enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

                  (y) The Company or its Subsidiaries, to the best of the Company's knowledge, owns or is licensed to use all patents, patent applications, inventions, trademarks, trade names, applications for registration of trademarks, service marks, service mark applications, copyrights, know-how, manufacturing processes, formulae, trade secrets, licenses and rights in any thereof and any other intangible property that are material to the business of the Company as now conducted and as proposed to be conducted (referred to herein as the "Proprietary Rights"), or is seeking, or will seek, to obtain rights to use such Proprietary Rights that are material to the business of the Company as proposed to be conducted. The Company does not have any knowledge of, and neither the Company nor any of its Subsidiaries has given or received any notice of, any pending conflicts with or infringement of the rights of others with respect to any Proprietary Rights, or with respect to any license of Proprietary Rights, which are material to the business of the Company.

                  (z) No union labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent that may be reasonably expected to have a Company Material Adverse Effect.

                  (aa) Except as would not have a Company Material Adverse
         Effect: (i) each of the Company and its Subsidiaries is in compliance with all applicable Environmental Laws (as defined below); (ii) each of the Company and its Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals; (iii) there are no pending or, to the best of the Company's knowledge, threatened Environmental Claims (as defined below) against the Company or any of its Subsidiaries; and (iv) under applicable law, there are no circumstances with respect to any property or operations of the Company or any of its Subsidiaries that are reasonably likely to form the basis of an Environmental Claim against the Company or any of its Subsidiaries. For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  (bb) The Company represents and warrants that the information contained in the following documents (the "Company Documents") is or will be true and correct in all material respects as of their respective dates:

                           (i) the Company's Annual Report on Form 10-K for the
                  fiscal year ended June 24, 2001;

                           (ii) the Company's Quarterly Reports on Form 10-Q for
                  the fiscal quarters ended September 23, 2001 and December 24, 2001;

                           (iii) the Company's Proxy Statement for its 2001
                  Annual Meeting of Stockholders; and

                           (iv) all other documents, if any, filed by the
                  Company with the Securities and Exchange Commission (the "Commission") since June 24, 2001 pursuant to Section 13, 14 or 15 of the Exchange Act.

                  (cc) As of their respective filing dates, the Company Documents (i) complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act, and (ii) did not or will not, as the case may be, contain any untrue statement of material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, as of its filing date, the definitive proxy statement that the Company will prepare and file with the Commission and distribute to its stockholders in connection with obtaining a stockholder approval of the issuance and sale of shares of Common Stock pursuant to the Share Purchase Agreement and this Agreement at the Special Meeting (as hereinafter defined) (y) will comply in all material respects with the requirements of the Exchange Act and (z) will not contain any untrue statement of material fact or omit a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (dd) Since November 1, 2000, the Company has timely filed with the Commission all documents required to be filed by the Company under the Exchange Act. As of the date hereof, the Company is eligible to use Form S-3 to register the resale of the Registered Shares (as hereinafter defined) under the Securities Act in accordance with
         Section 10 below.

                  (ee) Except as set forth in the Company Documents, none of the officers or directors of the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, any entity in which any such officer or director has a substantial economic interest or is an officer, director, trustee or partner, is party to a transaction with the Company or any of its Subsidiaries (other than for services as an officer and/or director of the Company or one of its Subsidiaries), including any contract, agreement or other arrangement providing for the furnishing of goods, property or services to or by, or otherwise requiring payments to or from, any such officer, director or entity.

         7. REPRESENTATIONS AND COVENANTS BY INVESTORS; RESALE BY INVESTORS. Each of the Investors hereby severally (and not jointly and severally) acknowledges, represents, warrants to and agrees with the Trust, and the Company as follows:

                  (a) This Agreement has been duly authorized, executed and delivered by each of the Investors and is enforceable against each of them in accordance with its terms.

                  (b) Each Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the shares of Common Stock or the Amendments or the fairness or suitability of the investment in the shares of Common Stock or the Amendments nor have such authorities passed upon or endorsed the merits of the offering of the shares of Common Stock or the Amendments.

                  (c) Each Investor is an "accredited investor" (as defined in Rule 501 under the Securities Act).

                  (d) Each of the Investors acknowledges that all documents, records and books pertaining to the investment in the shares of Common Stock and the Amendments (including, without limitation, the Company Documents) which it has requested have been made available for inspection by it, its attorneys, accountants, purchaser representatives or tax advisors (collectively, the "Advisors").

                  (e) Each of the Investors will have, or has, at or prior to the occurrence of Closing, completed or caused to be completed and delivered to the Company the Stock Certificate Questionnaire and the Registration Statement Questionnaire, attached to this Agreement as Appendices I and II, for use by the Company in preparation of the Stock Certificates, any necessary filings required by applicable state securities laws and the Registration Statement (as defined in Section 10(a) hereof), and the answers to the Questionnaires are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects as of the effective date of the Registration Statement; provided that each Investor shall be entitled to, and be given reasonable prior written notice of and opportunity to, update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

                  (f) The Company shall notify the Investors if it determines, in good faith following consultation with its Board or a committee thereof, that an event has happened as a result of which the Registration Statement or the Prospectus (as defined in Section 10(a) hereof) includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Upon receipt of such notice, the Investors will suspend their use of the Prospectus until such time as an amendment or supplement to the Registration Statement or the Prospectus has been filed by the Company and any such amendment to the Registration Statement is declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act, in each case to correct such misstatement or omission.

         The Company shall use its best efforts to prepare and file with the Commission any such amendment, supplement or report, as the case may be, as soon as practicable after delivering such notice to the Investors.

                  (g) In addition to the foregoing provisions of this Section 7, the Company may, upon written notice to the Investors, suspend the use of the Prospectus for up to forty-five (45) days in any 365-day period (less the number of days in such 365-day period that the Investors must suspend their use of the Prospectus pursuant to Section 7(f) hereof), based on the reasonable determination of the Company's Board or a committee thereof that there is a significant business purpose for such determination, such as pending corporate developments, public filings with the Commission or similar events. Notwithstanding anything else to the contrary in Section 7(f) hereof, the Company shall in no event be required to disclose the business purpose for which it has suspended the use of the Prospectus pursuant to this Section 7(g) if the Company determines in its good faith judgment that the business purpose should remain confidential.

                  (h) The Company shall notify each of the Investors (i) of any request by the Commission for an amendment or any supplement to such Registration Statement or any related Prospectus, or any other information request by any other governmental agency directly relating to the offering of the shares of Common Stock issued or issuable pursuant to this Agreement, and (ii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any related Prospectus or the initiation or threat of any proceeding for that purpose.

                  (i) Each of the Investors further covenants to notify the Company promptly of the sale of any of its shares of Common Stock issued pursuant to this Agreement or issuable upon the conversion of the Remaining Preferred Securities.

                  (j) Each of the Investors and its Advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Trust and the Company concerning the Amendments and the shares of TIDES Equity issued to each Investor and all such questions have been answered to the full satisfaction of each of the Investors and their Advisors.

                  (k) In evaluating the suitability of the Amendments and its investment in the shares of TIDES Equity, each of the Investors has not relied upon any representation or other information (oral or written) other than as stated in the Company Documents or as contained in documents or answers to questions so furnished to each of the Investors or its Advisors by the Trust or the Company.

                  (l) Each of the Investors has such knowledge and experience in financial, tax, and business matters so as to enable it to evaluate the merits and risks of an investment in the shares of TIDES Equity issued to such Investor and the execution of the Amendments and to make an informed investment decision with respect thereto.

                  (m) Each of the Investors is not relying on the Trust or the Company respecting the tax considerations of an investment in the shares of TIDES Equity issued to such Investor and the execution of the Amendments, and each of the Investors has relied on the advice of, or has consulted with, only its own Advisors regarding any such tax considerations.

                  (n) Each of the Investors is acquiring the shares of TIDES Equity issued to such Investor solely for its own account for investment and not with a view to resale or distribution other than as contemplated by this Agreement (including, without limitation, Section 9 hereof) and provided that each Investor shall have control over disposition of its assets to the fullest extent required by applicable law.

                  (o) Each of the Investors is the lawful beneficial owner of the Exchanged Preferred and the entitlement to the PIK Distribution being transferred by such Investor to the Property Trustee hereunder and upon delivery of such Exchanged Preferred and such amount of the PIK Distribution as provided herein, such Investor will convey to the Property Trustee good and marketable title to such Exchanged Preferred and its rights, title and interest in and to its pro-rata share of the PIK Distribution, free and clear of all liens, pledges, encumbrances, security interests, claims and equities of every kind. Each Investor, for itself and not for the others, agrees to indemnify the Property Trustee with respect to any losses, damages or claims arising out of any breach or inaccuracy of the representations and warranty of such Investor in this Section 7(n).

                  (p) Each of the Investors will be required to bear the economic risk of the investment in the shares of TIDES Equity issued to such Investor until such shares are registered under the Securities Act in accordance with the terms hereof and in any event for 180 days pursuant to the lock-up period in Section 9 hereof, and legends shall be placed on the shares of Common Stock to the effect that they have not been registered under the Securities Act or applicable state securities laws in substantially the following form (and a stop-transfer order may be placed against transfer of such Stock Certificates):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL INCLUDING, WITHOUT LIMITATION, IN-HOUSE COUNSEL, IN A GENERALLY ACCEPTED FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS DONE SO PURSUANT TO, AND IN COMPLIANCE WITH, RULE 144 UNDER SAID ACT.

                  Each Investor also understands that pursuant to the Rights Agreement the Stock Certificates and any stock certificates representing shares of common stock issued upon conversion of the Remaining Preferred Securities shall also contain a legend in substantially the following form:

                  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN DT INDUSTRIES, INC. (THE "COMPANY") AND CHASE MELLON SHAREHOLDER SERVICES, L.L.C. (THE "RIGHTS AGENT") DATED AS OF AUGUST 18, 1997 (AS AMENDED FROM TIME TO TIME, THE "RIGHTS AGREEMENT"), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE RIGHTS AGENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

                  (q) Each of the Investors: (i) if a corporation, partnership, association, joint stock company, trust, unincorporated organization or other entity represents that such entity was not formed for the specific purpose of acquiring the shares of TIDES Equity, such entity is validly existing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof, this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (ii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the Investor is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and that this Agreement constitutes a legal, valid and binding obligation of such entity.

                  (r) Each of the Investors acknowledges that the Company intends to pay to William Blair & Company LLC, the Company's financial advisor, a fee in respect of the transactions contemplated by this Agreement. Each of the Investors hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the transactions contemplated by this Agreement.

         8. CERTAIN AGREEMENTS OF THE COMPANY. The Company agrees with the Investors that:


                  (a) Upon the Closing, the Investors shall receive the right to appoint one representative for all of the Investors to observe the activities of the Board; such right shall expire upon the exchange and conversion of all of the Remaining Preferred Securities into shares of Common Stock.

                  (b) As promptly as practicable after the execution of this Agreement, and in any event not more than ten (10) days following the execution of this Agreement by all parties hereto, the Company shall prepare, and file with the Commission, a preliminary proxy statement with respect to obtaining stockholder approval of the issuance and sale of shares of Common Stock pursuant to the Share Purchase Agreement and the issuance of shares of TIDES Equity pursuant to this Agreement.

                  (c) Promptly after the date hereof, the Company shall take such action as is necessary to convene a meeting of its stockholders (the "Special Meeting"), which Special Meeting shall be held as promptly as practicable for the purpose of voting on the issuance and sale of the shares of Common Stock pursuant to the Share Purchase Agreement and the issuance of shares of TIDES Equity pursuant to this Agreement.

                  (d) At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Investors, a reasonable number of copies of the information required to be delivered to holders and prospective purchasers of shares of Common Stock pursuant to Rule 144 under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144 in connection with resales by the Investors of the shares of Common Stock.

                  (e) The Company represents and warrants that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the transactions contemplated by this Agreement other than William Blair & Company LLC. The Company shall indemnify and hold harmless the Investors from and against all fees, commissions or other payments owing by the Company to

         William Blair & Company LLC or any other person or firm acting on behalf of the Company or the Trust hereunder.

                  (f) The Company will pay all expenses incidental to the performance of its obligations under this Agreement and the Amendments, including, but not limited to, (i) the fees and expenses of the Trustees and their professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the shares of Common Stock and the preparation of this Agreement and the Amendments, and any other document relating to the Exchange; (iii) the reasonable fees and disbursements, up to but not to exceed $100,000, of Bingham Dana LLP, which is acting as special counsel for the Investors in connection with the transactions contemplated by this Agreement; and (vi) the registration of the Registered Shares pursuant to the Registration Statement, the procedures in Section 10(a)(i)-(vii) hereof and the listing of the Registered Shares on the Nasdaq National Market, but excluding fees and expenses of counsel for the Investors in excess of the $100,000 fee limitation described in clause (iii) above and any commissions or other amounts payable to brokers and any transfer taxes relating to Registered Shares sold by the Investors.

                  (g) The Company is not obligated to issue any shares of Common Stock or any Derivative Securities pursuant to or in connection with which the price payable for any such shares of Common Stock (including, without limitation, on conversion or exercise of any such Derivative Securities) is or is to be, in whole or in part, based on or derived from or by reference to any future trading price or other measure of value of such shares of Common Stock. The Company shall, within thirty
         (30) days after the Closing Date, adopt an amendment to the Company's Bylaws to provide (i) that, unless approved by a majority vote of the shares of Common Stock of the Company issued and outstanding, the Company shall not sell or issue any security of the Company convertible into, or exercisable or exchangeable for, shares of Common Stock ("Common Stock Equivalent"), having a conversion, exercise or exchange price per share ("Equivalent Price") which is subject to downward adjustment based on the market price of the Common Stock at the time of conversion, exercise or exchange of such security into Common Stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends), and (ii) that such amendment to its Bylaws may not be further amended or repealed without an affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at a duly convened meeting of stockholders.

         9. INVESTORS AGREEMENT TO LOCK-UP PERIOD. Each Investor agrees that it will not offer, sell, contract to sell, distribute, pledge, encumber, or otherwise dispose of or transfer any shares of Common Stock held of record or beneficially owned by such Investor, or agree to do any of the foregoing, or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge or disposal, on or prior to the date one hundred and eighty (180) days following the Closing Date. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of such shares of Common Stock if such transfer would constitute a violation or breach of this Agreement. Notwithstanding the foregoing, each Investor will retain all benefits of ownership of the shares of Common Stock held of record or beneficially owned, including rights to vote such shares of Common Stock and rights to receive dividends, if any, thereon.

         10. REGISTRATION RIGHTS.

                  (a) The Company shall:

                           (i) as soon as practicable after the Closing Date,
                  but in no event later than the 120th day following the Closing Date, prepare and file with the Commission a Registration Statement on Form S-3 (or, if the Company is ineligible to use Form S-3, then on such other form as is available for such registration) registering under the Securities Act the sale of the shares of TIDES Equity and the shares of Common Stock issuable to the Investors upon conversion of the Remaining Preferred Securities (the "Registered Shares") from time to time on the Nasdaq National Market (or the facilities of any national securities exchange on which the Common Stock is then traded) or in privately negotiated transactions (the "Registration Statement").

                           (ii) use its reasonable best efforts to cause the
                  Commission to declare the Registration Statement effective on or before 180 days after the Closing Date;

                           (iii) notify Investors promptly upon the Registration
                  Statement, and any post-effective amendment thereto, being declared effective by the Commission;

                           (iv) prepare and file with the Commission such
                  amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 11 below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (A) the date on which the Registered Shares may be resold by the Investors without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (B) all of the Registered Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect;

                           (v) promptly furnish to the Investors with respect to
                  the Registered Shares such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Registered Shares by the Investors;

                           (vi) as long as the Company is subject to the
                  Exchange Act, file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder; and

                           (vii) file documents required of the Company for
                  customary Blue Sky clearance in all states requiring Blue Sky clearance; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                  (b) Each Investor agrees that it will (i) not effect any disposition of the Registered Shares or its right to purchase the Registered Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated by the Registration Statement referred to in Section 10(a) or as otherwise permitted by law, (ii) comply with the requirement of delivering a current prospectus in connection with any such sale, and (iii) promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

         11. INDEMNIFICATION. For the purpose of this Section 11, the term "Registration Statement" shall include any preliminary or final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 10.

                  (a) Subject to Section 11(e), the Company agrees to indemnify and hold harmless each of the Investors, the Trust and each person, if any, who controls any Investor within the meaning of the Securities Act, and each of their respective officers, directors and Affiliates (as hereinafter defined) (each, an "Investor Indemnitee") against any losses, claims, damages, liabilities, proceedings or expenses, joint or several, to which such Investors or such controlling person or other Investor Indemnitee may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, under the Securities Act, or in the prospectus related thereto, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or (ii) in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or (iii) any failure of the Company to perform its obligations under this Agreement or under applicable law, and will reimburse each Investor and each such controlling person or Investor Indemnitee for reasonable legal and other expenses as such expenses are reasonably incurred by such Investor or such controlling person or Investor Indemnitee in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (x) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto, or (y) the failure of such Investor to comply with the covenants and agreements contained in Section 7(f), 7(j), 9 or 10(b) of this Agreement regarding the resale of the Registered Shares, or (z) the inaccuracy of any representations and warranties made by such Investor in this Agreement or any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus or supplement thereto that was delivered to the Investor a reasonable period of time before the pertinent sale or sales by the Investor. For purposes of this Agreement, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                  (b) Subject to Section 11(e), each Investor will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Investor), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure on the part of such Investor to comply with the covenants and agreements contained in Section 7(f), 7(j), 9 or 10(b) of this Agreement regarding the resale of the Registered Shares or (ii) the inaccuracy of any representations and warranties made by such Investor in this Agreement or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use therein; provided, however, that the Investor shall not be liable for any such untrue or alleged untrue statement or omission or alleged omission of which the Investor has delivered to the Company in writing a correction of such untrue statement or omission of a material fact a reasonable amount of time before the occurrence of the transaction from or upon which such loss, claim, damage, liability or expense arose or was based, and the Investor will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for reasonable legal and other expenses as such expenses are reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

                  (c) Promptly after receipt by an indemnified party under this
         Section 11 of notice of the threat or commencement of any action, the following shall occur:

                           (i) Such indemnified party will, if a claim in
                  respect thereof is to be made against an indemnifying party under this Section 11, promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
                  Section 11 to the extent it is not prejudiced as a result of such failure.

                           (ii) In case any such action is brought against any
                  indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, which approval shall not be unreasonably withheld, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

                           (A) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

                           (B) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 11 is required by Section 11(a)(i) or 11(b)(iii) but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 11 in respect to any losses, claims, damages, liabilities or expenses referred to in this Agreement, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Agreement in such proportion as is appropriate to reflect the relative fault of the Company and each such Investor in connection with the statements or omissions in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

                  The relative fault of the Company and each Investor shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact that relates to information supplied by the Company or by such Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 11(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 11(c) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 11; provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under Section 11 for purposes of indemnification. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined solely by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this
         Section 11, no Investor shall be required to contribute any amount in excess of the amount by which the total proceeds received by it from the sale of the Registered Shares exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations to contribute pursuant to this Section 11 are several and not joint.

                  (e) In no event shall the aggregate liability hereunder (i) of the Company exceed $75,000,000 with respect to the matters described in clauses (ii) and (iii) of Section 11(a) or (ii) of an Investor exceed
         (x) the market value of the Registered Shares issued to such Investor with respect to the matters described in clauses (i) and (ii) of
         Section 11(b) and (y) the gross proceeds to such Investor as a result of the sale of the Registered Shares pursuant to a Registration Statement, Prospectus or any amendment or supplement thereto with respect to the matters described in clause (iii) of Section 11(b).

         12. INFORMATION AVAILABLE. From the date of this Agreement through the date the Registration Statement covering the resale of Registered Shares owned by any Investor is no longer required to be effective, the Company will furnish to such Investor:

                  (a) as soon as practicable after available (but in the case of the Company's Annual Report to Shareholders, within 90 days after the end of each fiscal year of the Company), one copy of:

                           (i) its Annual Report to Shareholders (which Annual
                  Report shall contain consolidated financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants);

                           (ii) if not included in substance in the Annual
                  Report to Shareholders, its Annual Report on Form 10-K;

                           (iii) if not included in substance in any Quarterly
                  Reports to Shareholders, its Quarterly Reports on Form 10-Q;
                  and

                           (iv) a full copy of the particular Registration
                  Statement covering the Registered Shares (the foregoing, in each case, excluding exhibits); and

                  (b) promptly upon the request of the Investor, a reasonable number of copies of the Prospectus to supply to any other party requiring the Prospectus.

         13. RULE 144 INFORMATION. Until the earlier of (a) the date on which the Registered Shares may be resold by the Investors without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (b) all of the Registered Shares have been sold pursuant to the Registration Statement or Rule 144 under the Securities Act or any other rule of similar effect, the Company shall timely file all reports required to be filed by it under the Securities Act, the rules and regulations promulgated thereunder and the Exchange Act so long as it is subject to such requirements and shall take such further reasonable action to the extent required to enable the Investors to sell the Registered Shares pursuant to Rule 144 under the Securities Act (as such rule may be amended from time to time).

         14. FURTHER ASSURANCES. From and after the date hereof, the parties agree (a) to furnish upon request to each other such further information as may be requested from time to time, (b) to execute and deliver to each other all documents to be delivered at the Closing as set forth in Section 5 hereof and such other documents as may be requested from time to time, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of the transactions contemplated hereby.

         15. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective agreements, representations, warranties and other statements of the Trust and the Company or their officers and of the Investors set forth in or made pursuant to this Agreement will remain in full force and effect for a period of eighteen
(18) months following the Closing Date, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Investors, the Trust or the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the shares of Common Stock. If for any reason the transactions contemplated by this Agreement are not consummated, the Trust and the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 8 and if any shares of Common Stock have been issued and delivered to the Investors hereunder the representations and warranties in Section 6 and all obligations under Section 8 shall also remain in effect for a period of eighteen
(18) months following the Closing Date.

         16. NOTICES. All communications hereunder will be in writing and, if sent to the Investors will be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be delivered as addressed as follows: to each Investor at the addresses listed on attached Schedule A; or, if sent to the Property Trustee, the Guarantee Trustee or the Debenture Trustee, to The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286,
Attention: Corporate Trust Trustee Administration; or, if sent to the Delaware Trustee, to The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711, Attention: Corporate Trust Department; or, if sent to the Trust, the Regular Trustees or the Company, to DT Industries, Inc., 907 West 5th Street, Dayton, Ohio 45407, Attention: President and General Counsel,
Facsimile: (937) 586-5605. Such notice shall be deemed effectively given one business day after deposit with an overnight courier or three days after deposit of such registered or certified airmail with the U.S. Postal Service, as applicable.

         17. MODIFICATION; AMENDMENT; TERMINATION.

                  (a) This Agreement may not be modified or amended except pursuant to an instrument in writing signed by all of the parties hereto; provided, however, that only the Company and the Investors (or their successors in interest, as the case may be) shall be required to sign any amendment or modification with respect to the representations or covenants contained in Sections 8, 9, 10 and 11 hereof.

                  (b) At any time after July 2, 2002 if the Closing has not occurred on or before such date, this Agreement may be terminated by any one or more Investors, beneficially owning (in the aggregate) more than 33 1/3% of the Preferred Securities, at the option of such Investor or Investors upon written notice to the Company.

         18. ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits hereto, supersedes all other prior oral or written agreements between the parties with respect to the matters discussed herein and contains the entire understanding with respect to the matters covered herein. Notwithstanding the foregoing, except as modified or amended by the transactions contemplated by this Agreement, the representations, warranties and covenants contained in the Original Preferred Securities Purchase Agreement shall survive and be enforceable against the parties thereto.

         19. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         20. SEVERABILITY. If any provision contained in this Agreement should be held to be invalid, illegal or this Agreement shall not in any way be affected or impaired thereby.

         21. TRANSFERS OF PREFERRED AND COMMON SECURITIES; SUCCESSORS.

                  (a) In addition to complying with all requirements relating to transfers of Preferred Securities and Common Securities under this Agreement and the Amended and Restated Declaration of Trust, no Preferred Securities or Common Securities shall be transferred prior to the Closing unless and until the transferee thereof has executed and delivered to the Company a counterpart of this Agreement or another instrument in form and substance satisfactory to the Company, thereby evidencing such transferee's agreement to be bound by and to comply with the terms and provisions hereof as if such transferee were an original signatory to this Agreement. Each transferee of Preferred Securities or Common Securities following the Closing shall be deemed to have expressly assented and agreed to, and shall be entitled to the benefits of and be bound by, the terms of this Exchange Agreement.

                  (b) This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and no other person will have any right or obligation hereunder.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         23. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws; provided, however, that any and all provisions of this Agreement that amend the Amended and Restated Declaration of Trust or the terms of the Common Securities or Preferred Securities shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each of the Trust and the Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         24. TRUSTEE EXCULPATION. Notwithstanding any provision of this Agreement, the parties hereto acknowledge and agree that any Trustee who is a signatory to this Agreement is not acting in his, her or its individual capacity when signing on behalf of the Trust, but is acting solely as trustee of the Trust and any reference herein to Trustees shall be deemed to reference that Trustee solely in its capacity as trustee of the Trust and such Trustee shall not be liable personally to any other party for an actual or alleged breach of any provision contained this

Agreement. Each party agrees to look solely to the estate of the respective trust, and not to the Trustee in such Trustee's individual capacity, for any damages or other remedy for such trust's breach of any provision contained in this Agreement.

                           [SIGNATURE PAGE(S) FOLLOW]

         IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.



                                    /s/ Stephen J. Perkins
                                    --------------------------------------------
                                    STEPHEN J. PERKINS, as Regular Trustee

                                    /s/ John M. Casper
                                    --------------------------------------------
                                    JOHN M. CASPER, as Regular Trustee

                                    /s/ Gregory D. Wilson
                                    --------------------------------------------
                                    GREGORY D. WILSON, as Regular Trustee


                                    DT INDUSTRIES, INC.

                                    By: /s/ Authorized Signature
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    THE BANK OF NEW YORK, as Property Trustee,
                                    Debenture Trustee and Guarantee Trustee

                                    By: /s/ Authorized Signature
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    THE BANK OF NEW YORK (DELAWARE), as Delaware
                                    Trustee


                                    By: /s/ Authorized Signature
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    THE NORTHWESTERN MUTUAL LIFE INSURANCE
                                    COMPANY

                                        By: /s/ Authorized Signature
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                    THE TRAVELERS INSURANCE COMPANY

                                        By: /s/ Authorized Signature
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------



                                    THE TRAVELERS INDEMNITY COMPANY

                                        By: /s/ Authorized Signature
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                    By: David L. Babson & Company Inc., as
                                        Investment Adviser

                                        By: /s/ Authorized Signature
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    MASSMUTUAL CORPORATE INVESTORS

                                    By: /s/ Authorized Signature
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    The foregoing is executed on behalf of
                                    MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

                                    MASSMUTUAL PARTICIPATION INVESTORS

                                    By: /s/ Authorized Signature
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    The foregoing is executed on behalf of
                                    MassMutual Participation Investors,
                                    organized under a Declaration of Trust,
                                    dated April 7, 1988, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

                                    MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

                                    By: David L. Babson & Company Inc. under
                                        delegated authority from Massachusetts
                                        Mutual Life Insurance Company as
                                        Investment Manager

                                        By: /s/ Authorized Signature
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    MASSMUTUAL HIGH YIELD PARTNERS II LLC
                                    By: HYP Management, Inc., as Managing Member

                                        By: /s/ Authorized Signature
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                    Pursuant to Section 4 of this Agreement, DT
                                    Capital Trust is executing this Agreement for the purpose of becoming a party hereto and agreeing to perform its obligations and duties hereunder.

                                    DT CAPITAL TRUST

                                             By: Stephen J. Perkins, solely in
                                             his capacity as trustee and not in
                                             his individual capacity

                                             /s/ Stephen J. Perkins
                                             -----------------------------------

                                             By: John M. Casper, solely in his
                                             capacity as trustee and not in his
                                             individual capacity

                                             /s/ John M. Casper
                                             -----------------------------------

                                             By: Gregory D. Wilson, solely in
                                             his capacity as trustee and not in
                                             his individual capacity

                                             /s/ Gregory D. Wilson
                                             -----------------------------------

                             SCHEDULES AND EXHIBITS
SCHEDULES

Schedule A   -  List of Investors and Description of Exchange
Schedule B   -  Glossary of Defined Terms

APPENDICES

Appendix I   -  Stock Certificate Questionnaire
Appendix II  -  Registration Statement Questionnaire

EXHIBITS

Exhibit A    -  Form of Amendment to the Amended and Restated Declaration of
                Trust
Exhibit B    -  Form of First Supplemental Indenture to the Indenture
Exhibit C    -  Form of Amendment and Confirmation to the Guarantee Agreements
Exhibit D    -  Form of Amended Loan Agreement
Exhibit E    -  Form of Share Purchase Agreement
Exhibit F    -  Form of Letter to DTC
Exhibit G    -  Form of Tax Opinion
Exhibit H    -  Form of Legal Opinion of General Counsel
Exhibit I    -  Form of Legal Opinion of KMZR
Exhibit J    -  Form of Legal Opinion of Delaware Counsel
Exhibit K    -  Schedule of Exceptions

                                                              SCHEDULE A

                                                                         Shares of
                                                                        Common Stock                              Total Shares
                              Amount of           Amount of PIK         Issuable Upon          Shares of            of Common
      Name and               Preferred            Distribution           Preferred           Common Stock             Stock
     Address of           Securities to be            to be              Securities          Issuable Upon        Issuable Upon
      Investor                Exchanged             Exchanged             Exchange            PIK Exchange           Exchange
     ----------           ----------------        -------------         -------------        -------------        -------------
THE NORTHWESTERN
MUTUAL LIFE INSURANCE
COMPANY                      $15,000,000          $6,465,108.86           1,875,000              808,139             2,683,139

720 East Wisconsin
Avenue
Milwaukee, WI 53202
Attn: Securities
Dept.
Fax: 414-299-7124



THE TRAVELERS
INSURANCE COMPANY
(I/N/O TRAL & CO.)           $ 4,200,000          $1,810,230.48             525,000              226,279               751,279

242 Trumbull Street
Hartford, CT
06115-0449
Attn:  Private
Placements, 7th Floor
Telecopy:
(860)954-5243


THE TRAVELERS INDEMNITY COMPANY    $5,800,000         $2,499,842.09          725,000             312,480         1,037,480

242 Trumbull Street
Hartford, CT 06115-0449
Attn: Private Placements, 7th
Floor
Telecopy:  (860) 954-5243


MASSACHUSETTS MUTUAL LIFE
   INSURANCE COMPANY               $4,000,000         $1,724,029.03          500,000             215,504          715,504

Massachusetts Mutual Life
Insurance Company
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment
Division
Mark A. Ahmed, Managing Director


MASSMUTUAL PARTICIPATION
INVESTORS                          $  500,000         $  215,503.63           62,500              26,938           89,438

MassMutual Participation
Investors
c/o Massachusetts Mutual Life
   Insurance Company
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Div.
Mark A. Ahmed, Managing Director

MASSMUTUAL CORPORATE INVESTORS        $1,000,000          $431,007.26           125,000              53,876          178,876

MassMutual Corporate Investors
c/o Massachusetts Mutual Life
Insurance Company
1500 Main Street
Springfield, MA 01115
Attn: Securities Investment Div.
Mark A. Ahmed, Managing Director



MASSMUTUAL CORPORATE VALUE            $2,000,000          $862,014.50           250,000             107,752          357,752
PARTNERS LIMITED
(I/N/0 GERLACH & CO.)

MassMutual Corporate Value
Partners Limited
c/o Bank of America Trust and
Banking
Corporation (Cayman) Limited
P.O. Box 1092
George Town
Grand Cayman
Cayman Islands, B.W.I.
Attn:  Michael Carney

with a copy to

Massachusetts Mutual Life
Insurance Company
1500 Main Street
Springfield, MA 01115-OOO1USA
Attn: Roger Crandall
Wallace Rodger


MASSMUTUAL HIGH YIELD
PARTNERS II LLC                 $ 2,500,000        $1,077,518.14           312,500          134,690         447,190
(I/N/0 GERLACH & CO.)

MassMutual High Yield
Partners II LLC
c/o MYP Management, Inc.
1500 Main Street
Springfield, MA 01115
Attn: Roger Crandall
Wallace Rodger


TOTAL:                          $35,000,000        $  15,085,254         4,375,000        1,885,658       6,260,658

                                   SCHEDULE B

                                    GLOSSARY

"Advisors".....................................................................................................Section 6(d)

"Affiliate"...................................................................................................Section 10(a)

"Agreement"....................................................................................................Introduction

"Amended and Restated Declaration of Trust"........................................................................Recitals

"Amended Loan Agreement"...................................................................................Section 5(c)(ii)

"Amendments".......................................................................................................Recitals

"Board".....................................................................................................Section 5(c)(i)

"Closing"......................................................................................................Section 5(a)

"Closing Date".................................................................................................Section 5(a)

"Code".........................................................................................................Section 6(q)

"Commission"...............................................................................................Section 6(z)(iv)

"Common Securities"................................................................................................Recitals

"Common Securities Purchase Agreement".............................................................................Recitals

"Common Stock".....................................................................................................Recitals

"Company"......................................................................................................Introduction

"Company Documents"............................................................................................Section 6(z)

"Company Material Adverse Effect"..............................................................................Section 6(j)

"Convertible Debentures"...........................................................................................Recitals

"Credit Facility"..................................................................................................Recitals

"Debenture Trustee"................................................................................................Recitals

"Derivative Securities"........................................................................................Section 6(c)

"DTC"..........................................................................................................Section 5(b)

"DTC Reduction"................................................................................................Section 5(b)

"Environmental Claims".........................................................................................Section 6(y)

"Environmental Law"............................................................................................Section 6(y)

"Exchange".....................................................................................................Section 3(a)

"Exchange Act".................................................................................................Section 6(t)

"Exchanged Debentures".........................................................................................Section 1(a)

"Exchanged Preferred"..........................................................................................Section 1(b)

"Guarantee Agreements".............................................................................................Recitals

"Guarantee Trustee"................................................................................................Recitals

"Indenture"........................................................................................................Recitals

"Investment Company Act".......................................................................................Section 6(s)

"Investors"....................................................................................................Introduction

"Investor Indemnitee".........................................................................................Section 10(a)

"Original Preferred Securities Purchase Agreement".................................................................Recitals

"PIK Distribution".............................................................................................Section 2(a)

"PIK Exchange".................................................................................................Section 2(b)

"PIK Interest".................................................................................................Section 2(a)

"Preferred Securities".............................................................................................Recitals

"Preferred Securities Exchange"................................................................................Section 1(b)

"Property Trustee".............................................................................................Introduction

"Proprietary Rights"...........................................................................................Section 6(w)

"Prospectus"..................................................................................................Section 10(a)

"Registered Shares"........................................................................................Section 9(a)(ii)

"Registration Statement"....................................................................................Section 9(a)(i)

"Remaining Common Securities"..................................................................................Section 3(a)

"Remaining Preferred Securities"...............................................................................Section 3(a)

"Revised Certificates".........................................................................................Section 3(b)

"Rights Agreement".............................................................................................Section 6(c)

"Securities Act"...............................................................................................Section 6(h)

"Series A Preferred"...........................................................................................Section 6(c)

"Share Purchase Agreement".....................................................................................Section 5(c)

"Special Meeting"..............................................................................................Section 7(c)

"Stock Certificates"...........................................................................................Section 5(b)

"Subsidiaries".................................................................................................Section 6(b)

"TIDES Equity".....................................................................................................Recitals

"Transaction Documents"........................................................................................Section 6(b)

"Trust"........................................................................................................Introduction

"Trustees".........................................................................................................Recitals

"Trust Material Adverse Effect"................................................................................Section 6(i)